Exhibit 16 under Form N-1A
                                   Exhibit 99 under Item 601/Reg. S-K


                                MONTHLY DIVIDEND
                                 MUNICIPAL FUND
                       FORTRESS HIGH YIELD TAX-FREE TRUST
                              Computation of Yield
                                 AS OF 9/30/88

Interest Income for the 30 days Ended   9/30/88...$191,895.00
                                                  -----------


Net Expenses for the Period             ...........$21,352.00
                                                   ----------


Average Daily Shares Outstanding and Entitled to
     Receive Dividends......................    2,570,474,000
                                                -------------


Maximum Offering Price per Share as of  9/30/88........$10.01
                                                       ------


Undistributed Net Income                ...............0.0543
                                                       ------




YIELD = 2[($191,895.00 - $21,352.00) +1 )^6 - 1] =       8.13%*
         ---------------------------                     ======

          2,570,474.00* $9.96

Tax Equivalent Yield =        8.13%     = 11.29% **
                          ----------

                         1.00-0.28






DECLARED: MONTHLY  Schedule for Computation  FUND: FORTRESS HIGH YIELD
PAID:     MONTHLY  of Fund Performance Data        TAX FREE FUND
                                                   Performance ONE YEAR
                                                   ending 8-31-88
                    Average Total Return     FYE:  AUGUST 31



ONE YEAR Ending 8-31-88
Initial Investment of:   $1,000 on 8-31-87
Offering Price/Share =   $10.17
NAV =                    $10.07


           Begin                 Capital Reinvest  Ending              Total
Reinvest   Period    Dividend     Gain    Price    Period   Ending     Invest
Dates      Shares     /Share     /Share   /Share   Shares   Price      Value
8/31/87    98.328  0.000000000  0.00000  $10.07    98.328  $10.07     $990.17
9/30/87    98.328  0.069167895  0.00000   $9.73    99.027   $9.73     $963.54
10/31/87   99.027  0.067035600  0.00000   $9.57    99.721   $9.57     $954.33
11/30/87   99.721  0.064187200  0.00000   $9.46   100.398   $9.46     $949.76
12/31/87  100.398  0.064720208  0.00000   $9.55   101.078   $9.55     $965.30
1/31/88   101.078  0.064180150  0.00000   $9.81   101.739   $9.81     $998.06
2/29/88   101.739  0.064317811  0.00000   $9.75   102.411   $9.75     $998.50
3/31/88   102.411  0.063678437  0.00000   $9.67   103.085   $9.67     $996.83
4/30/88   103.085  0.064026350  0.00000   $9.69   103.766   $9.69   $1,005.49
5/31/88   103.766  0.064130054  0.00000   $9.66   104.455   $9.66   $1,009.03
6/30/88   104.455  0.063899608  0.00000   $9.71   105.142   $9.71   $1,020.93
7/05/88   105.142  0.010400030  0.00000   $9.71   105.255   $9.71   $1,022.03
8/05/88   105.255  0.064000000  0.00000   $9.75   105.946   $9.75   $1,032.97
8/31/88   105.946  0.000000000  0.00000   $9.76   105.924   $9.69   $1,026.40


$1,000 (1+T)1 =  Ending Redeemable Value  =    1,026.40
     T = 2.64%

 [(1+T)1/12]12 = Average Annual Total Return (A)
     A = 2.64%





DECLARED: DAILY  Schedule for Computation  FUND: FORTRESS HIGH YIELD
PAID:     MONTHLY  of Fund Performance Data        TAX FREE FUND
                                                   Performance SINCE INCEPTION
                                                   ending 8-31-88
                    Average Total Return     FYE:  AUGUST 31



ONE YEAR Ending 8-31-88
Initial Investment of:   $1,000 on 4-10-87
Offering Price/Share =   $10.10
NAV =                    $10.00


           Begin                Capital Reinvest  Ending           Total
Reinvest   Period   Dividend     Gain    Price    Period   Ending  Invest
Dates      Shares    /Share     /Share   /Share   Shares   Price   Value
4/10/87    99.010  0.000000000  0.00000  $10.00   99.010   $10.00  $990.10
4/30/87    99.010  0.043591000  0.00000  $10.00   99.441   $10.00  $994.41
5/31/87    99.441  0.047411209  0.00000  $10.00   99.913   $10.00  $999.13
6/30/87    99.913  0.047275758  0.00000  $10.07  100.382   $10.07  $1,010.85
7/31/87   100.328  0.068201188  0.00000  $10.11  101.059   $10.11  $1,021.71
8/31/87   101.059  0.068600326  0.00000  $10.07  101.748   $10.07  $1,024.60
9/30/87   101.748  0.069167895  0.00000  $9.73   102.471   $9.73   $997.04
10/31/87  102.471  0.067035600  0.00000  $9.57   103.189   $9.57   $987.52
11/30/87  103.189  0.064187200  0.00000  $9.46   103.889   $9.46   $982.79
12/31/87  103.889  0.064720208  0.00000  $9.55   104.593   $9.55   $998.86
1/31/88   104.593  0.064180150  0.00000  $9.81   105.277   $9.81   $1,032.77
2/29/88   105.277  0.064317811  0.00000  $9.75   105.972   $9.75   $1,033.22
3/31/88   105.972  0.063678437  0.00000  $9.67   106.670   $9.67   $1,031.49
4/30/88   106.670  0.064026350  0.00000  $9.69   107.374   $9.69   $1,040.46
5/31/88   107.374  0.064130054  0.00000  $9.66   108.087   $9.66   $1,044.12
6/30/88   108.087  0.063899608  0.00000  $9.71   108.798   $9.71   $1,056.43
7/05/88   108.798  0.010400000  0.00000  $9.71   108.915   $9.71   $1,057.56
8/05/88   108.915  0.064000000  0.00000  $9.75   109.630   $9.75   $1,068.89
8/31/88   109.630  0.000000000  0.00000  $9.76   109.598   $9.69   $1,062.00


$1,000 (1+T)1 =  Ending Redeemable Value  =    1,062.00
     T = 6.20%

 [(1+T)1/127]12 = Average Annual Total Return (A)